Exhibit 99.2

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
            --------------------------------------------------------

The following unaudited pro forma condensed consolidated balance sheet has been derived from CNB Financial Corp.'s historical unaudited consolidated balance sheet as of March 31, 1999, adjusted to give effect to the proposed acquisition of five branches from Astoria Federal Savings and Loan Association as if such transaction had occurred on March 31, 1999. Since the assets acquired and liabilities assumed from the five Astoria branches do not constitute a business which has continuity, historical financial statements are not available or relevant and are accordingly not included herein. Loans and premises and equipment to be acquired approximates the assets' fair value. The deposits assumed are all considered to be at market rates and, accordingly, approximate fair value. Intangible assets represent the tax deductible deposit premium of 12.1% of the deposits assumed, including accrued interest payable, which will be amortized over 15 years on a straight-line basis. The net cash received in the settlement of the transaction has been shown as federal funds sold. The pro forma figures also assume the occurrence of a contemplated issuance of capital securities, with the net proceeds reflected as federal funds sold.

                                                                                          Acquisition of
                                                                                         Astoria Branches
Assets                                                              Unaudited CNB          and Capital            Pro Forma CNB at
                                                                   March 31, 1999      Securities issuance         March 31, 1999
                                                                   --------------      -------------------        ----------------
                                                                                          (in thousands)
Cash and due from banks                                              $ 18,273             $       -                  $  18,273
Federal funds sold                                                          -               160,226(1)                 160,226

Securities available for sale, at fair value                          187,085                                          187,085
Investment securities held to maturity, at amortized cost             114,062                                          114,062

Net loans receivable                                                  377,317                   230(2)                 377,547

Accrued interest receivable                                             5,814                                            5,814
Premises and equipment, net                                             9,801                 2,900(2)                  12,701

Other real estate owned and repossessed assets                          1,307                                            1,307
Intangible assets                                                           -                19,844(2)                  19,844
Other assets                                                            3,903                   800(3)                   4,703
                                                                    ---------             ---------                  ---------
                                              Total assets          $ 717,562             $ 184,000(4)               $ 901,562
                                                                    =========             =========                  =========

Liabilities and Stockholders' Equity

Liabilities:
Deposits                                                              626,622               164,000(2)                 790,622

Fed funds purch & sec sold under agreements to repurchase              17,819                                           17,819
Demand notes issued to U.S. Treasury                                      505                                              505
Long-term debt                                                          6,441                                            6,441
Other liabilities                                                       8,740                                            8,740
                                                                    ---------             ---------                  ---------
                                         Total liabilities          $ 660,127             $ 164,000(2)               $ 824,127
                                                                    =========             =========                  =========

Guaranteed preferred beneficial interests in corporation's
junior subordinated debentures                                             -                 20,000(5)                  20,000

Stockholders' Equity:
Common stock                                                            9,763                                            9,763
Additional paid-in capital                                              6,249                                            6,249
Retained earnings                                                      45,973                                           45,973
Accumulated other comprehensive (loss)                                   (566)                                            (566)
Treasury stock                                                         (3,984)                                          (3,984)
                                                                    ---------             ---------                  ---------
                                Total stockholders' equity          $  57,435             $       -                  $  57,435
                                                                    ---------             ---------                  ---------
                Total liabilities and stockholders' equity          $ 717,562             $ 184,000(4)               $ 901,562
                                                                    =========             =========                  =========

(1) Of the $160,226, $141,026 relates to the Astoria branch acquisitions and $19,200 relates to the assumed capital securities issuance.
(2) Relates to the Astoria branch acquisitions.
(3) Represents the estimated offering costs of the assumed capital securities issuance.
(4) Of the $184,000, $164,000 relates to the Astoria branch acquisitions and $20,000 relates to the assumed capital securities issuance.
(5) Relates to the assumed capital securities issuance.